EXHIBIT 1(a)


CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF TRUST

OF

THE GABELLI MONEY MARKET FUNDS

The undersigned certifies that:

1.	The name of the business trust is THE GABELLI MONEY MARKET
FUNDS (the "Business Trust").

2.	The amendments to the Certificate of Trust of the Business
Trust set forth below have been duly authorized by the Board of Trustees of the Business Trust:

	The Second Article is hereby amended to read as follows:

"SECOND: As required by 12 Del. Code 3807(b) and 3810(a)(1)(b), the name and business address of the Business Trust's Registered
Agent for Service of Process and the address of the Business
Trust's Registered Office are:

		Address of Business Trust's
		Registered Office and
	Registered Agent	Business Address of Registered Agent

	Prentice-Hall	32 Loockerman Square
	Corporation System,	Suite L-100
	Inc.	Dover, Delaware l9901

The name and business address of each trustee of the Business
Trust, effective on August 18, 1992, is as follows:



	Name	Business Address

	Mario J. Gabelli	One Corporate Center
		Rye, New York 10580-1434



	Name	Business Address

	Anthony J. Colavita	575 White Plains Road
		Eastchester, New York 10709

	Vincent D. Enright	195 Montague Street
		Brooklyn, New York 11201

	Thomas E. O'Connor	8 Sound Shore Drive
		Greenwich, Connecticut 06830

	John J. Parker	11 Martine Avenue
		White Plains, New York 10606

	Karl Otto Phl	One Corporate Center
		Rye, New York 10580-1434

	Anthonie C. van Ekris	Le Columbia
		11 Avenue Princess Grace
		Monte Carlo, MC98000
		Monaco"

The Fourth Article is hereby amended to read as follows:

"FOURTH: The trustees of the Business Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute."

3.	Pursuant to 12 Del. Code 3810(b)(3), this Certificate of
Amendment to the Certificate of Trust of the Business Trust shall become effective upon filing.

4.	This Amendment is made pursuant to the Fourth Article of the
Certificate of Trust which reserves to the Trustees the right to amend, alter, change or repeal any provision contained in the Certificate of Trust.



	IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 18th day of August, 1992.



	/s/Mario J. Gabelli
	Mario J. Gabelli


CERTIFICATE OF TRUST

OF

THE GABELLI MONEY MARKET FUNDS


	This Certificate of Trust of THE GABELLI MONEY MARKET FUNDS, a business trust registered under the Investment Company Act of 1940, as amended (the "Business Trust"), filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C.
3801 et seq.), sets forth the following:

		FIRST:  The name of the Business Trust is THE GABELLI
MONEY MARKET FUNDS.

		SECOND:  As required by 12 Del. Code 3807(b) and
3810(a)(1)(b), the name and business address of the Business
Trust's Registered Agent for Service of Process and the address of the Business Trust's Registered Office are:

		Address of Business Trust's
		Registered Office and Business
	Resident Agent	Address of Registered Agent

	Prentice-Hall	32 Loockerman Square
	Corporation System,	Suite L-100
	Inc.	Dover, Delaware 19901

		The name and business address of the initial trustee of the Business Trust is as follows:

	Name	Business Address

	Bruce N. Alpert	One Corporate Center
		Rye, New York 10580-1434

		THIRD: The nature of the business or purpose or purposes of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

		FOURTH: The trustee of the Business Trust, as set forth in its governing instrument, reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

		FIFTH: This Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

		IN WITNESS WHEREOF, the undersigned, being the sole initial trustee of THE GABELLI MONEY MARKET FUNDS, has duly executed this Certificate of Trust as of this 21st day of May, 1992.


	/s/Bruce N. Alpert
	Bruce N. Alpert, as Trustee
	and not individually